EXHIBIT 21.1

Subsidiaries of New Skies Satellites Holdings Ltd.

Name	Jurisdiction of Incorporation

Altamarca Comunicacoes Ltda.	Brazil
Morharras B.V.	The Netherlands
New Skies Asset Holdings, Inc.	Delaware
New Skies Carrier Services, Inc.	Delaware
New Skies Holding B.V.	The Netherlands
New Skies Holdings Ireland	Ireland
New Skies Investments Holding B.V.	The Netherlands
New Skies Investments (Ireland)	Ireland
New Skies Investments LLC	Delaware
New Skies Investments S.a.r.l.	Luxembourg
New Skies Networks Australia B.V.	The Netherlands
New Skies Networks Australia Pty Ltd.	Australia
New Skies Networks, Inc.	Delaware
New Skies Networks Pty Ltd.	Australia
New Skies Networks (UK) Ltd.	United Kingdom
New Skies Satellites Argentina B.V.	The Netherlands
New Skies Satellites B.V.	The Netherlands
New Skies Satellites China B.V.	The Netherlands
New Skies Satellites de Mexico S.A. de C.V.	Mexico
New Skies Satellites Holdings (Luxembourg) S.à r.l.	Luxembourg
New Skies Satellites Holdings (U.S.) LLC	Delaware
New Skies Satellites Hong Kong B.V.	The Netherlands
New Skies Satellites, Inc.	Delaware
New Skies Satellites India B.V.	The Netherlands
New Skies Satellites Intermediate Holdings Ltd.	Bermuda
New Skies Satellites Ireland	Ireland
New Skies Satellites Licensee B.V.	The Netherlands
New Skies Satellites LLC	Delaware
New Skies Satellites Ltda.	Brazil
New Skies Satellites MAR B.V.	The Netherlands
New Skies Satellites Netherlands Licensee B.V.	The Netherlands
New Skies Satellites Singapore B.V.	The Netherlands
New Skies Satellites (UK) Ltd.	United Kingdom
New Skies U.S.A. LLC	Delaware